EXHIBIT 99.1

COMPREHENSIVE BEHAVIORAL CARE, INC. AWARDED THREE-YEAR, FULL ACCREDITATION FROM NCQA

TAMPA, FL – (BUSINESSWIRE) – June 20, 2005 – Comprehensive Care Corporation (OTCBB:CHCR) (CompCare), today, announced that its principal operating subsidiary, Comprehensive Behavioral Care, Inc., has earned its third consecutive Full Accreditation from the National Committee for Quality Assurance (NCQA) for its Medicaid, Medicare, and Commercial product lines. This latest NCQA Accreditation award applies to the company’s entire operations, which includes business in California, Connecticut, Florida, Georgia, Indiana, Michigan, and Texas and is effective until 2008.

NCQA, an independent, not-for-profit organization, is the leading accrediting body for our nation’s health care organizations. The three-year, Full Accreditation is the highest level of recognition awarded by NCQA and applies only to those managed behavioral healthcare organizations (MBHOs) that have excellent programs for continuous quality improvement and meet NCQA’s rigorous standards, which are set high to encourage MBHOs to continuously enhance their quality. NCQA has approximately 60 standards for quality included in seven categories: Quality Management, Quality Improvement, Utilization Management, Credentialing, Recredentialing, Members’ Rights and Responsibilities, and Preventive Behavioral Health Care Services.

“CompCare’s MBHO Accreditation is proof that it’s an organization which works hard to coordinate care, ensure access and provide good customer support for members, “ said Margaret E. O’Kane, NCQA President, “It’s a sign that CompCare is focused on improving the behavioral health of its members.”

Mary Jane Johnson, President and Chief Executive Officer of CompCare, stated, “To receive NCQA’s highest rating is a tremendous accomplishment. I am very proud of our employees and providers who worked diligently to provide the highest quality of care to our members. I believe it is up to CompCare to spread the message that good quality care is cost effective. By doing the right thing at the right time, we provide services that enhance the quality of life for our members and create tremendous value for our health plan customers. In addition, CompCare continues to focus on integrating behavioral healthcare with medical treatment. This not only saves behavioral health dollars, but also maximizes medical outcomes while saving health plan costs in a broader sense. This Accreditation underscores our total commitment to providing superior services.”

About Comprehensive Care Corporation
Established in 1969, CompCare provides behavioral health, substance abuse, and employee assistance programs for governmental agencies, managed care companies and employer groups throughout the United States. Headquartered in Tampa, Florida, CompCare operates regional service centers in Connecticut, Florida, Michigan, and Texas; serves approximately 900,000 covered individuals nationwide; and has a network of approximately 8,000 qualified behavioral health practitioners. With 35 years of experience in the industry, CompCare focuses on personalized attention, flexibility, a commitment to high-quality services, and innovative approaches to behavioral health that address both the specific needs of clients and changing healthcare industry demands.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain information included herein and in other Company reports, SEC filings, statements, and presentations is forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the Company’s anticipated operating results, financial resources, increases in revenues, increased profitability, interest expense, growth and expansion, and the ability to obtain new behavioral healthcare contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements, and presentations. These risks and uncertainties include local, regional, and national economic and political conditions, our ability to obtain additional financing, the effect of governmental regulation, the competitive environment in which the Company operates, and the other risks detailed from time to time in the Company’s SEC reports.

FOR MORE INFORMATION, PLEASE CONTACT
Robert J. Landis, Chairman, Chief Financial Officer and Treasurer — (813) 288-4808

204 South Hoover Boulevard, Suite 200
Tampa, Florida 33609
813-288-4808 * Fax 813-288-4844
www.compcare.com